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                                                                   EXHIBIT 10.16

                          CAC IV SPECIAL LIMITED, INC.

                            ARTICLES OF INCORPORATION

                                    ARTICLE I
                                      Name

         1.   Name.  The name of the Corporation is CAC IV Special Limited, Inc.
              ----


                                   ARTICLE II
                                     Purpose

         2.   Purpose.  Notwithstanding any provision hereof to the contrary,
              -------
the business, operations and purposes of the Corporation are limited solely to the following:

              (a) To serve as the limited partner of, and to have a limited partnership interest in, CAC IV Limited Partnership, a Virginia limited partnership (the "Partnership"), in accordance with the provisions hereof and the Partnership's Limited Partnership Agreement, which by its terms limits the business of the Partnership to the ownership, operation and management of that certain parcel of real property specified below, together with all improvements located thereon (the "Property"):

                    Burney Oaks Apartments
                    2502 Burney Oaks Lane
                    Arlington, Texas  76006

              (b) To exercise all powers that are enumerated in the Virginia Stock Corporation Act and that are necessary or convenient for the business, operations or purposes of the Corporation as set forth herein.


                                   ARTICLE III
                                Authorized Shares

         3.1. Number and Designation.  The number of shares the Corporation is
              ----------------------
authorized to issue is set forth below, together with the designation thereof and the par value per share:

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             Number of Shares   Class Designation       Par Value Per Share
             ----------------   -----------------       -------------------

             5,000              Common                  no par value


         3.2 Preemptive Rights. No holder of outstanding shares shall have any
             -----------------
preemptive right with respect to: (a) any shares of any class of the Corporation, whether now or hereafter authorized; (b) any warrants, rights or options to purchase any such shares; or (c) any obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.

         3.3 Voting and Distributions. The holders of the Common Shares shall
             ------------------------
have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon the liquidation of the Corporation, its dissolution or the winding up of its affairs.


                                   ARTICLE IV
                       Initial Registered Office and Agent

         4.1 Initial Registered Office. The initial registered office of the
             -------------------------
Corporation is located in the City of Richmond, Virginia, at the following address:

                       McGuireWoods LLP
                       One James Center
                       901 East Cary Street
                       Richmond, Virginia 23219

         4.2 Initial Registered Agent. The initial registered agent of the
             ------------------------
Corporation is Martin B. Richards, Esquire, whose business office is identical with the initial registered office and who is a resident of Virginia and a member of the Virginia State Bar.


                                    ARTICLE V
                     Limit on Liability and Indemnification

         5.1 Limit on Liability. To the maximum extent that the Virginia Stock
             ------------------
Corporation Act, as it exists on the date hereof or may hereafter be amended, permits elimination of, or

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limitations upon, the liability of a director or officer of a corporation, the directors and officers of the Corporation shall have, as applicable, no liability or limited liability to the Corporation or its shareholders.

         5.2  Indemnification, Advancement of Expenses and Related Matters.
              ------------------------------------------------------------

              (a) The Corporation, in accordance with the mandatory indemnification provisions of the Virginia Stock Corporation Act, shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding. An officer of the Corporation shall be entitled to such mandatory indemnification to the same extent as a director.

              (b) In addition to any mandatory indemnification, the Corporation shall provide the maximum indemnification permitted by law to any director, officer, employee or agent of the Corporation in connection with any proceeding (including any proceeding by or in the right of the Corporation) that is brought against such person and that is based on the actions taken or not taken by such person on behalf of the Corporation, or on the status of such person as a director, officer, employee or agent of the Corporation, except to the extent that such person has engaged in (i) willful misconduct, or (ii) a knowing violation of the criminal law.

              (c) The provisions of this Article shall not be deemed to prevent, deny or limit (i) the indemnification or insurance permitted under applicable law to the directors, officers, employees or agents of the Corporation, or (ii) the authority of the Corporation under applicable law to advance, reimburse or pay expenses for the benefit of any director, officer, employee or agent.

              (d) The determination of whether the Corporation is required or permitted, in a particular case, to indemnify a director, officer, employee or agent (or to provide such person with related advances, reimbursements or other payments of expenses) shall be conducted in

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accordance with Section 13.1-701 of the Virginia Stock Corporation Act, or any
successor provision.

         5.3 Amendments. No amendment, modification or repeal of this Article
             ----------
shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.


Dated:   June 7, 2001


                                        By:  /s/ William D. James
                                            ------------------------------------
                                               William D. James, Incorporator

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